EXHIBIT 99.1

SOUTHERN CONNECTICUT BANCORP, INC.
Financial Highlights

	June 30	December 31	June 30
BALANCE SHEET DATA	2008	2007	2007
Loans Receivable (net of ALLL)	$80,428,158	$85,995,128	$84,631,413
Loans Held for Sale, Fair Value	-	354,606	60,349
Money Market / CD's	8,170,830	8,355,686	7,566,940
Investment Securities	6,576,038	5,265,679	7,086,233
Deposits:
Checking - Non Interest Bearing	24,213,159	27,798,388	25,896,200
Checking - Interest Bearing	76,707	1,286,356	5,832,521
NOW	4,835,421	4,506,137	1,727,311
Money Market	30,807,120	40,721,374	41,273,690
Savings	1,428,818	1,654,000	1,884,713
Time Deposits	28,118,866	31,456,137	30,407,166
Total Deposits	89,480,091	107,422,392	107,021,601

Total Assets	111,692,383	130,564,261	130,028,620

Total Shareholders' Equity	19,865,450	20,084,483	20,420,596

Book Value per Share	$6.92	$6.76	$6.94
Tier 1 Leverage Capital Ratio	17.89%	15.08%	16.20%
ALLL / (ALLL+Net Loans+Loans Held for Sale)	1.40%	1.43%	1.33%
Note: ALLL = Allowance for Loan and Lease Losses

		Six Months	Six Months
		Ended	Ended
STATEMENT OF OPERATIONS DATA		June 30, 2008	June 30, 2007
Interest Income		$3,652,573	$4,372,079
Interest Expense		1,209,665	1,650,298

Net Interest Income		2,442,908	2,721,781
Provision for Loan Losses		(103,743)	127,244
Net Interest Income after Provision		2,546,651	2,594,537

Noninterest Income		1,260,116	520,679

Noninterest Expense		3,397,096	3,106,310

Net Income		$409,671	$8,906

Net Interest Margin		4.54%	4.86%

PER SHARE DATA
Basic Income per Share		$0.14	$0.00
Diluted Income per Share		$0.14	$0.00

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Balance Sheets
June 30, 2008 and December 31, 2007 (unaudited)
	2008	2007
Assets
Cash and due from banks	$3,593,334	$3,891,258
Federal funds sold	8,140,748	21,100,000
Short-term investments	8,170,830	8,355,686
Cash and cash equivalents	19,904,912	33,346,944

Available for sale securities	6,576,038	5,265,679
Federal Home Loan Bank Stock	66,100	66,100
Loans receivable (net of allowance for loan losses of	80,428,158	85,995,128
$1,144,490 at 6/30/08 and $1,256,965 at 12/31/07)
Loans held for sale	-	354,606
Accrued interest receivable	422,911	533,690
Premises and equipment, net	2,851,296	3,577,720
Other assets	1,442,968	1,424,394
Total assets	$111,692,383	$130,564,261

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest bearing deposits	$24,213,159	$27,798,388
Interest bearing deposits	65,266,932	79,624,004
Total deposits	89,480,091	107,422,392

Repurchase agreements	79,528	544,341
Accrued expenses and other liabilities	1,083,756	1,327,002
Capital lease obligations	1,183,558	1,186,043
Total liabilities	91,826,933	110,479,778

Commitments and Contingencies	-	-

Stockholders’ Equity
Preferred stock, no par value; 500,000 shares authorized;
none issued
Common stock, par value $.01; 5,000,000, shares authorized;	28,725	29,697
Additional paid-in capital	23,621,023	24,263,531
Accumulated deficit	(3,759,380)	(4,169,051)
Accumulated other comprehensive loss – net unrealized
loss on available for sale securities	(24,918)	(39,694)
Total stockholders' equity	19,865,450	20,084,483

Total liabilities and stockholders' equity	$111,692,383	$130,564,261

SOUTHERN CONNECTICUT BANCORP, INC.
Consolidated Statement of Operations
For the Three and Six Months Ended June30, 2008 and 2007 (unaudited)
	Three Months Ended		Six Months Ended
	June		June
	2008	2007	2008	2007
Interest Income
Interest and fees on loans	$1,518,632	$1,837,813	$3,273,123	$3,569,992
Interest on securities	36,922	62,281	76,288	130,309
Interest on federal funds sold and short-term investments	103,500	357,467	303,162	671,778
Total interest income	1,659,054	2,257,561	3,652,573	4,372,079

Interest Expense
Interest on deposits	472,863	814,711	1,117,437	1,557,998
Interest on capital lease obligations	44,044	43,936	88,080	87,804
Interest on repurchase agreements	2,088	2,261	4,148	4,496
Total interest expense	518,995	860,908	1,209,665	1,650,298

Net interest income	1,140,059	1,396,653	2,442,908	2,721,781

Provision for Loan Losses	(113,503)	27,451	(103,743)	127,244
Net interest income after
provision for loan losses	1,253,562	1,369,202	2,546,651	2,594,537

Noninterest Income:
Service charges and fees	90,373	142,999	266,111	281,002
Gains and fees from sales and referrals of SBA loans	-	45,286	-	45,286
Gains from sale of branch	46,431	-	824,244	-
Other noninterest income	140,202	91,552	169,761	194,391
Total noninterest income	277,006	279,837	1,260,116	520,679

Noninterest Expense
Salaries and benefits	850,173	920,097	2,121,998	1,825,720
Occupancy and equipment	165,651	215,714	356,947	432,532
Professional services	137,816	173,095	248,759	258,452
Data processing and other outside services	98,278	106,667	204,402	210,578
Advertising and promotional expense	18,595	10,043	31,857	11,849
Forms, printing and supplies	39,910	20,655	57,034	39,165
FDIC Insurance	13,374	61,074	43,363	63,472
Other operating expenses	133,490	164,710	332,736	264,542
Total noninterest expenses	1,457,287	1,672,055	3,397,096	3,106,310

Net income (loss)	$73,281	$(23,016)	$409,671	$8,906

Basic income (loss) per share	$0.03	$(0.01)	$0.14	$0.00
Diluted income (loss) per share\	$0.02	$(0.01)	$0.14	$0.00

Dividends per Share	$-	$-	$-	$-